Exhibit (e)(ii)

Annex I

To the Distribution Agreement by and between

SPDR Index Shares Funds and State Street Global Advisors Funds Distributors, LLC

ETF	Trading Symbol	Listing Exchange
SPDR® STOXX® Europe 50 ETF	FEU	NYSE Arca, Inc.
SPDR EURO STOXX 50® ETF	FEZ	NYSE Arca, Inc.
SPDR S&P® Emerging Asia Pacific ETF	GMF	NYSE Arca, Inc.
SPDR S&P China ETF	GXC	NYSE Arca, Inc.
SPDR Portfolio Emerging Markets ETF	SPEM	NYSE Arca, Inc.
SPDR Portfolio Developed World ex-US ETF	SPDW	NYSE Arca, Inc.
SPDR S&P International Small Cap ETF	GWX	NYSE Arca, Inc.
SPDR Dow Jones International Real Estate ETF	RWX	NYSE Arca, Inc.
SPDR S&P Global Infrastructure ETF	GII	NYSE Arca, Inc.
SPDR MSCI ACWI ex-US ETF	CWI	NYSE Arca, Inc.
SPDR S&P International Dividend ETF	DWX	NYSE Arca, Inc.
SPDR S&P Emerging Markets Small Cap ETF	EWX	NYSE Arca, Inc.
SPDR Dow Jones Global Real Estate ETF	RWO	NYSE Arca, Inc.
SPDR S&P Global Natural Resources ETF	GNR	NYSE Arca, Inc.
SPDR S&P Emerging Markets Dividend ETF	EDIV	NYSE Arca, Inc.
SPDR MSCI ACWI IMI ETF	ACIM	NYSE Arca, Inc.
SPDR S&P Global Dividend ETF	WDIV	NYSE Arca, Inc.
SPDR EURO STOXX Small Cap ETF	SMEZ	NYSE Arca, Inc.
SPDR MSCI EAFE StrategicFactorsSM ETF	QEFA	NYSE Arca, Inc.
SPDR MSCI World StrategicFactors ETF	QWLD	NYSE Arca, Inc.
SPDR MSCI Emerging Markets StrategicFactors ETF	QEMM	NYSE Arca, Inc.
SPDR Solactive Canada ETF	ZCAN	NYSE Arca, Inc.
SPDR Solactive Germany ETF	ZDEU	NYSE Arca, Inc.
SPDR Solactive Japan ETF	ZJPN	NYSE Arca, Inc.
SPDR Solactive United Kingdom ETF	ZGBR	NYSE Arca, Inc.
SPDR Solactive Hong Kong ETF	ZHOK	NYSE Arca, Inc.
SPDR MSCI ACWI Low Carbon Target ETF	LOWC	NYSE Arca, Inc.
SPDR MSCI China A Shares IMI ETF	XINA	NYSE Arca, Inc.
SPDR S&P North American Natural Resources ETF	NANR	NYSE Arca, Inc.
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	EFAX	NYSE Arca, Inc.
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	EEMX	NYSE Arca, Inc.

As of January 31, 2019